Exhibit 99.1

Trovagene Receives USAN Approval for “Onvansertib” as Nonproprietary Name for First-in-Class, 3rd Generation PLK1 Inhibitor Drug Candidate, PCM-075

Onvansertib’s product profile and attributes may offer the potential to provide significant clinical benefit with regard to efficacy and safety in patients with various types of cancer

SAN DIEGO, CA – August 15, 2018 – Trovagene, Inc. (NASDAQ: TROV), a clinical-stage oncology therapeutics company, developing targeted therapies for the treatment of leukemias, lymphomas and solid tumor cancers, announced today that the United States Adopted Name (USAN) Council has approved “Onvansertib” (pronounced on-van-ser-tib) as the nonproprietary (generic) name for its drug candidate, PCM-075. Onvansertib is a first-in-class, 3rd generation, highly selective, oral Polo Like Kinase 1 (PLK1) inhibitor, that is designed to target and inhibit cancer cell division (mitosis).

“Assignment of a unique generic name is a very meaningful step forward for our drug candidate, PCM-075,” said Dr. Thomas Adams, Executive Chairman of Trovagene. “With Orphan Drug status in both the U.S. and Europe for the treatment of acute myeloid leukemia (AML) and an ongoing Phase 1b/2 clinical trial in this indication, along with an active Phase 2 clinical trial in metastatic Castration-Resistant Prostate Cancer (mCRPC), we view Onvansertib is a unique representation of the PCM-075 compound and we look forward to continuing to advance our clinical development program across a wide array of cancers.”

Onvansertib is highly selective only for PLK1 which is over-expressed in tumor cells, has on-target (expected) and reversible side effects associated with the mechanism of action and interaction with its intended target, is orally administered with an ideal half-life of approximately 24 hours, and has demonstrated synergistic activity (the interaction of two or more drugs that produces a combined effect greater than the sum of their individual effects) in combination with numerous approved chemotherapies and targeted therapeutics.

The United States Adopted Names (USAN) Council, part of the American Medical Association (AMA), is responsible for selecting simple, informative and unique nonproprietary (generic) drug names.

About Onvansertib

Onvansertib is a highly-selective adenosine triphosphate (ATP) competitive inhibitor of the serine/threonine polo-like-kinase 1 (PLK 1) enzyme, which is over-expressed in multiple leukemias, lymphomas and solid tumor cancers. Separate studies with other PLK inhibitors have shown that inhibition of polo-like-kinases can lead to tumor cell death, including a Phase 2 study in Acute Myeloid Leukemia (AML) where response rates of 31% were observed when used in conjunction with a standard therapy for AML (low-dose cytarabine-LDAC) versus treatment with LDAC alone with a 13.3% response rate. A Phase 1 open-label, dose escalation safety study of Onvansertib has been completed in patients with advanced metastatic solid

Trovagene Inc. | 11055 Flintkote Avenue | San Diego | CA 92121 | Tel.: USA [+1] 888-391-7992

tumor cancers and published in Investigational New Drugs. The maximum tolerated dose (MTD) or recommended Phase 2 dose (RP2D) in this trial was 24 mg/m2. Trovagene has an ongoing Phase 1b/2 clinical trial with Onvansertib in AML that was accepted by the National Library of Medicine (NLM) and is now publicly viewable on www.clinicaltrials.gov. The NCT number assigned by clinicaltrials.gov for this study is NCT03303339. Onvansertib has been granted Orphan Drug Designation by the FDA in the U.S. and by the EMA in the European Union (EU) for the treatment of patients with AML. Trovagene is enrolling a Phase 2 trial of PCM-075 in combination with Zytiga® (abiraterone acetate) and prednisone in metastatic Castration-Resistant Prostate Cancer that was accepted by the National Library of Medicine (NLM) and is now publicly viewable on www.clnincaltrials.gov. The NCT number assigned by clinicaltrials.gov for this study is NCT03414034.

Onvansertib only targets the PLK1 isoform (not PLK2 or PLK3), is orally available, has a 24-hour drug half-life with reversible on-target hematologic toxicities. Trovagene believes that targeting only PLK1 with reversible on-target activity and an improved dose/scheduling may provide significant clinical benefit with regard to efficacy and safety in patients with various types of cancer.

Onvansertib has demonstrated synergy in preclinical studies with numerous chemotherapeutic and targeted agents used to treat leukemias, lymphomas and solid tumor cancers, including FLT3 and HDAC inhibitors, taxanes, and cytotoxins. Trovagene believes the combination of its targeted PLK1 inhibitor, Onvansertib, with other compounds has the potential for improved clinical efficacy in Acute Myeloid Leukemia (AML), metastatic Castration-Resistant Prostate Cancer (mCRPC), Non-Hodgkin Lymphoma (NHL), Triple Negative Breast Cancer (TNBC), as well as other leukemias, lymphomas and solid tumor cancers.

About Trovagene, Inc.

Trovagene is a clinical-stage, oncology therapeutics company, using a precision medicine approach to develop drugs that target mitosis (cell division) to treat various types of cancer, including leukemias, lymphomas and solid tumors. Trovagene has intellectual property and proprietary technology that enables the Company to analyze circulating tumor DNA (ctDNA) and clinically actionable markers to identify patients most likely to respond to specific cancer therapies. Trovagene plans to continue to vertically integrate its tumor genomics technology with the development of targeted cancer therapeutics. For more information, please visit https://www.trovagene.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Trovagene’s expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful, or that Trovagene’s strategy to design its liquid biopsy tests to report on clinically actionable cancer genes will ultimately be successful or result in better reimbursement outcomes. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2017, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Trovagene does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Trovagene Contact:

Vicki Kelemen

VP, Corporate Communications

858-952-7652

vkelemen@trovagene.com